UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 27, 2023

CENTESSA PHARMACEUTICALS PLC

(Exact name of Registrant, as specified in its charter)

England and Wales	001-04321	98-1612294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address:

3rd Floor

1 Ashley Road

Altrincham

Cheshire WA14 2DT

United Kingdom

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +44 (0) 203 9206789, ext. 9999

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC *
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC

*  Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2023, Centessa Pharmaceuticals plc (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with SVB Securities LLC (“SVB Securities”) with respect to an at-the-market offering program, under which the Company may, from time to time in its sole discretion, issue and sell through SVB Securities, acting as the Company’s sales agent, up to $125 million of the Company’s American Depositary Shares (the “Placement Shares”), each representing one ordinary share of the Company, nominal value £0.002 per share. The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement will be made pursuant to a prospectus supplement to the Company’s registration statement on Form S-3, including the prospectus contained therein, originally filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2022 and declared effective by the SEC on July 12, 2022 (Registration No. 333-265978).

Pursuant to the Sales Agreement, SVB Securities may sell the Placement Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”). SVB Securities will use commercially reasonable efforts consistent with normal trading and sales practices to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose).

The Company will pay SVB Securities a commission up to 3.0% of the gross proceeds from each sale of the Placement Shares sold under the Sales Agreement. In addition, the Company has agreed to reimburse SVB Securities for the reasonable fees and expenses of their legal counsel incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $150,000.

The Company is not obligated to make any sales of Placement Shares under the Sales Agreement. No assurance can be given that the Company will sell any Placement Shares under the Sales Agreement, or, if it does, as to the price or amount of Placement Shares that it sells or the dates when such sales will take place. The offering of Placement Shares pursuant to the Sales Agreement will terminate upon the earlier to occur of (i) the issuance and sale of all Placement Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement in accordance with its terms.

Because there is no minimum offering amount required pursuant to the Sales Agreement, the total number of shares to be sold under the Sales Agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company expects to use any net proceeds for working capital, capital expenditures and for general corporate purposes.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify SVB Securities against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Goodwin Procter (UK) LLP as to the validity of the issuance of the Placement Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated January 27, 2023, by and between the Company and SVB Securities LLC

5.1	Opinion of Goodwin Procter (UK) LLP

23.1	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2023

By:	/s/ Saurabh Saha
Name:	Saurabh Saha, M.D., Ph.D.
Title:	Chief Executive Officer